Media contact:         Lyndi McMillan, Lyndi.McMillan@Navistar.com, 331-332-3181
Investor contact:         Marty Ketelaar, Marty.Ketelaar@Navistar.com, 331-332-2706
Web site:         www.Navistar.com/newsroom

NAVISTAR REPORTS SECOND QUARTER 2019 RESULTS

•	Reports net loss of $48 million, or $0.48 per diluted share; adjusted net income of $105 million

•	Delivers strong operational performance with revenues of $3 billion, up 24 percent

•	Generates $224 million of adjusted EBITDA in the quarter

•	Achieves 1.9 share point growth in Core market share, reflecting higher share in all vehicle segments

•	Records $161 million of manufacturing free cash flow for the quarter

•	Raises 2019 full-year industry and financial guidance, subject to impacts from recently announced U.S. tariffs on Mexico
LISLE, Ill. - June 4, 2019 - Navistar International Corporation (NYSE: NAV) today announced second quarter 2019 net loss of $48 million, or $0.48 per diluted share, compared to second quarter 2018 net income of $55 million, or $0.55 per diluted share. The loss reflected a one-time charge of $159 million to address a legal class action settlement and related litigation from legacy engines.
Adjusted net income for the second quarter grew 57 percent to $105 million versus $67 million in the same period one year ago.
Revenues in the quarter were $3 billion, up 24 percent compared to $2.4 billion in the second quarter last year. The increase primarily reflects higher volumes in the company’s Core (Class 6-8 trucks and buses in the United States and Canada) market, where chargeouts were up 35 percent.
Second quarter adjusted EBITDA was up 23 percent to $224 million, compared to adjusted EBITDA of $182 million in the comparable period last year.
“In the second quarter, Navistar accelerated market share growth, demonstrating the success of our new product lineup,” said Troy A. Clarke, Navistar chairman, president and chief executive officer. “We grew revenue and adjusted EBITDA, stepped up our Uptime value proposition, and lowered our risk profile, enabling the company to focus intensely on the road ahead.”
Navistar ended second quarter 2019 with $1.0 billion in consolidated cash, cash equivalents and marketable securities. Manufacturing cash, cash equivalents and marketable securities were $950 million at the end of the quarter.
During the quarter, Navistar announced multiple new initiatives that will improve customer uptime. First, the company created a new Aftersales function that will manage every facet of the business after the sale of the truck, including oversight of parts and service, warranty, and dealer development, in order to drive improved customer total cost of ownership. In addition, a new partnership with Love’s Travel Stops created the commercial transportation industry’s largest service network with more than 1,000 locations in North America, increasing customers’ repair velocity and their options for same-day repairs.

To expedite parts deliveries, Navistar is establishing a new Parts Distribution Center (PDC) in Memphis, Tennessee, while also enhancing its dealer parts inventory management system to increase the breadth of parts already on its dealers’ shelves.
Navistar also took additional actions to further improve its balance sheet and reduce its risk profile. First, the company repaid its $411 million in subordinated convertible notes issued in 2014 with cash on hand. Additionally, just last week, Navistar Financial Corporation closed a new five-year, nearly $750 million credit facility with a syndicate of 15 banks and repaid its $400 million Term Loan B issued in July 2018. The new facility provides additional liquidity at a lower cost of borrowing.
Based on strong industry conditions, the company raised its 2019 full-year industry and financial guidance:
•Industry retail deliveries of Class 6-8 trucks and buses in the United States and Canada are forecast to be 425,000 to 445,000 units, with Class 8 retail deliveries of 290,000 to 310,000 units.
•Navistar revenues are expected to be between $11.25 billion and $11.75 billion.
•The company’s adjusted EBITDA is expected to be between $875 million and $925 million.
Navistar’s 2019 industry and financial guidance does not include the impact of possible tariffs from goods crossing the Mexican border. When additional information becomes available, the company’s industry and financial guidance will be reassessed and, if necessary, adjusted accordingly.
“In the second half, we believe our growth in market share will translate to improved revenues and gross margins that will generate higher adjusted EBITDA margins than in the first half,” Clarke said. “Our marketplace progress, which has delivered our strongest backlog this decade, provides confidence that both 2019 and 2020 will be good years for Navistar.”
SEGMENT REVIEW
Summary of Financial Results:

	(Unaudited)
	Three Months Ended April 30,		Six Months Ended April 30,
(in millions, except per share data)	2019	2018	2019	2018
Sales and revenues, net	$2,996	$2,422	$5,429	$4,327
Segment Results:
Truck	$(74)	$42	$16	$35
Parts	144	132	288	269
Global Operations	3	1	9	(6)
Financial Services	32	19	63	39
Net income (loss)(A)	(48)	55	(37)	(18)
Diluted income (loss) per share(A)	(0.48)	0.55	(0.37)	(0.18)
________________
(A) Amounts attributable to Navistar International Corporation.
Truck Segment - Truck segment net sales increased 35 percent to $2.3 billion in second quarter 2019 compared to second quarter 2018, due to higher volumes in the company’s Core markets, an increase in sales of GM-branded units manufactured for GM, and an increase in Mexico sales. This was partially offset by the impact of the sale of a majority interest in Navistar Defense and a decrease in export sales. Truck chargeouts in the company’s Core market were up 35 percent year-over-year.

The Truck segment recorded a net loss of $74 million in second quarter 2019, versus a second quarter 2018 profit of $42 million. The change is primarily attributable to charges related to a MaxxForce Engine EGR class action settlement, higher volumes and improved pricing. This was partially offset by the impact of the sale of a majority interest in Navistar Defense and an increase in material costs related to commodities.
Parts Segment - Parts segment second quarter 2019 net sales were $579 million, down four percent, compared to second quarter 2018, driven by a new revenue standard, lower Blue Diamond Parts (BDP) sales, partially offset by higher sales in North American markets.
The Parts segment recorded a quarterly profit of $144 million in second quarter 2019, up nine percent versus the same period one year ago, primarily due to higher U.S. margins and lower intercompany access fees, partially offset by lower BDP volumes.
Global Operations Segment - Global Operations segment second quarter 2019 net sales decreased 10 percent to $87 million compared to second quarter 2018. This was primarily driven by economic conditions in the company’s South America engine operations and the depreciation of the Brazilian real against the U.S. dollar as the average conversion rate weakened by 13 percent compared with the prior year period.
The Global Operations segment recorded a $3 million profit in second quarter 2019, relatively flat compared to $1 million in the same period one year ago.
Financial Services Segment - Financial Services segment second quarter 2019 net revenues increased 24 percent to $78 million versus the same period one year ago, primarily driven by higher overall finance receivable balances in the U.S. and higher operating lease balances in the U.S. and Mexico.
Financial Services segment recorded a profit of $32 million in second quarter 2019, an increase of $13 million versus second quarter 2018, primarily due to higher revenues and other income from an intercompany loan.
About Navistar
Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, proprietary diesel engines, and IC Bus® brand school and commercial buses. An affiliate also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.

Forward-Looking Statement
Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as believe, expect, anticipate, intend, plan, estimate, or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2018, which was filed on December 18, 2018. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Navistar International Corporation and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
(in millions, except per share data)	2019	2018	2019	2018
Sales and revenues
Sales of manufactured products, net	$2,948	$2,382	$5,334	$4,249
Finance revenues	48	40	95	78
Sales and revenues, net	2,996	2,422	5,429	4,327
Costs and expenses
Costs of products sold	2,493	1,987	4,472	3,519
Restructuring charges	1	1	1	(2)
Asset impairment charges	1	1	3	3
Selling, general and administrative expenses	373	200	559	391
Engineering and product development costs	75	75	161	150
Interest expense	82	79	167	158
Other expense, net	18	11	115	91
Total costs and expenses	3,043	2,354	5,478	4,310
Equity in income of non-consolidated affiliates	3	—	3	—
Income (loss) before income tax	(44)	68	(46)	17
Income tax benefit (expense)	1	(7)	20	(22)
Net income (loss)	(43)	61	(26)	(5)
Less: Net income attributable to non-controlling interests	5	6	11	13
Net income (loss) attributable to Navistar International Corporation	$(48)	$55	$(37)	$(18)

Income (loss) per share attributable to Navistar International Corporation:
Basic:	$(0.48)	$0.56	$(0.37)	$(0.18)
Diluted:	$(0.48)	$0.55	$(0.37)	$(0.18)

Weighted average shares outstanding:
Basic	99.2	98.8	99.2	98.7
Diluted	99.2	99.5	99.2	98.7

Navistar International Corporation and Subsidiaries
Consolidated Balance Sheets

	April 30,	October 31,
(in millions, except per share data)	2019	2018
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$977	$1,320
Restricted cash and cash equivalents	165	62
Marketable securities	23	101
Trade and other receivables, net	453	456
Finance receivables, net	2,037	1,898
Inventories, net	1,164	1,110
Other current assets	282	189
Total current assets	5,101	5,136
Restricted cash	66	63
Trade and other receivables, net	30	49
Finance receivables, net	279	260
Investments in non-consolidated affiliates	32	50
Property and equipment (net of accumulated depreciation and amortization of $2,457 and $2,498, respectively)	1,270	1,370
Goodwill	38	38
Intangible assets (net of accumulated amortization of $141 and $140, respectively)	27	30
Deferred taxes, net	121	121
Other noncurrent assets	102	113
Total assets	$7,066	$7,230
LIABILITIES and STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities
Notes payable and current maturities of long-term debt	$769	$946
Accounts payable	1,630	1,606
Other current liabilities	1,309	1,255
Total current liabilities	3,708	3,807
Long-term debt	4,588	4,521
Postretirement benefits liabilities	1,950	2,097
Other noncurrent liabilities	672	731
Total liabilities	10,918	11,156
Stockholders’ deficit
Series D convertible junior preference stock	2	2
Common stock, $0.10 par value per share (103.1 shares issued and 220 shares authorized at both dates)	10	10
Additional paid-in capital	2,728	2,731
Accumulated deficit	(4,657)	(4,593)
Accumulated other comprehensive loss	(1,786)	(1,920)
Common stock held in treasury, at cost (3.9 and 4.2 shares, respectively)	(152)	(161)
Total stockholders’ deficit attributable to Navistar International Corporation	(3,855)	(3,931)
Stockholders’ equity attributable to non-controlling interests	3	5
Total stockholders’ deficit	(3,852)	(3,926)
Total liabilities and stockholders’ deficit	$7,066	$7,230

Navistar International Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended April 30,
(in millions)	2019	2018
Cash flows from operating activities
Net loss	$(26)	$(5)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	66	73
Depreciation of equipment leased to others	31	36
Deferred taxes, including change in valuation allowance	(41)	1
Asset impairment charges	3	3
Gain on sales of investments and businesses, net	(59)	—
Amortization of debt issuance costs and discount	12	15
Stock-based compensation	14	21
Provision for doubtful accounts	6	3
Equity in income of non-consolidated affiliates, net of dividends	(2)	3
Write-off of debt issuance costs and discount	—	43
Other non-cash operating activities	(4)	(13)
Changes in other assets and liabilities, exclusive of the effects of businesses disposed	(190)	(278)
Net cash used in operating activities	(190)	(98)
Cash flows from investing activities
Purchases of marketable securities	—	(148)
Sales of marketable securities	—	460
Maturities of marketable securities	79	18
Capital expenditures	(66)	(53)
Purchases of equipment leased to others	(76)	(92)
Proceeds from sales of property and equipment	5	5
Proceeds from sales of investments and businesses	95	(3)
Other investing activities	—	1
Net cash provided by investing activities	37	188
Cash flows from financing activities
Proceeds from issuance of securitized debt	—	27
Principal payments on securitized debt	(34)	(34)
Net change in secured revolving credit facilities	275	5
Proceeds from issuance of non-securitized debt	73	2,805
Principal payments on non-securitized debt	(508)	(2,589)
Net change in notes and debt outstanding under revolving credit facilities	126	74
Debt issuance costs	(2)	(33)
Proceeds from financed lease obligations	9	38
Proceeds from exercise of stock options	2	5
Dividends paid by subsidiaries to non-controlling interest	(13)	(14)
Other financing activities	(2)	(15)
Net cash provided by financing activities	(74)	269
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(10)	(7)
Increase (decrease) in cash, cash equivalents and restricted cash	(237)	352
Cash, cash equivalents and restricted cash at beginning of the period	1,445	840
Cash, cash equivalents and restricted cash at end of the period	$1,208	$1,192

Navistar International Corporation and Subsidiaries
Segment Reporting
(Unaudited)
We define segment profit (loss) as net income (loss) attributable to Navistar International Corporation, excluding income tax benefit (expense). The following tables present selected financial information for our reporting segments:

(in millions)	Truck	Parts	Global Operations	Financial Services(A)	Corporate and Eliminations	Total
Three Months Ended April 30, 2019
External sales and revenues, net	$2,287	$578	$80	$48	$3	$2,996
Intersegment sales and revenues	9	1	7	30	(47)	—
Total sales and revenues, net	$2,296	$579	$87	$78	$(44)	$2,996
Net income (loss) attributable to NIC	$(74)	$144	$3	$32	$(153)	$(48)
Income tax benefit	—	—	—	—	1	1
Segment profit (loss)	$(74)	$144	$3	$32	$(154)	$(49)
Depreciation and amortization	$26	$2	$2	$16	$3	$49
Interest expense	—	—	—	27	55	82
Equity in income (loss) of non-consolidated affiliates	2	—	—	—	1	3
Capital expenditures(B)	21	(1)	—	1	1	22

(in millions)	Truck	Parts	Global Operations	Financial Services(A)	Corporate and Eliminations	Total
Three Months Ended April 30, 2018
External sales and revenues, net	$1,688	$601	$89	$40	$4	$2,422
Intersegment sales and revenues	16	—	8	23	(47)	—
Total sales and revenues, net	$1,704	$601	$97	$63	$(43)	$2,422
Net income (loss) attributable to NIC	$42	$132	$1	$19	$(139)	$55
Income tax expense	—	—	—	—	(7)	(7)
Segment profit (loss)	$42	$132	$1	$19	$(132)	$62
Depreciation and amortization	$34	$1	$2	$14	$3	$54
Interest expense	—	—	—	21	58	79
Equity in income (loss) of non-consolidated affiliates	1	—	(1)	—	—	—
Capital expenditures(B)	30	1	—	—	(8)	23

(in millions)	Truck	Parts	Global Operations	Financial Services(A)	Corporate and Eliminations	Total
Six Months Ended April 30, 2019
External sales and revenues, net	$4,063	$1,124	$141	$95	$6	$5,429
Intersegment sales and revenues	30	3	19	57	(109)	—
Total sales and revenues, net	$4,093	$1,127	$160	$152	$(103)	$5,429
Net income (loss) attributable to NIC	$16	$288	$9	$63	$(413)	$(37)
Income tax benefit	—	—	—	—	20	20
Segment profit (loss)	$16	$288	$9	$63	$(433)	$(57)
Depreciation and amortization	$52	$3	$4	$32	$6	$97
Interest expense	—	—	—	56	111	167
Equity in income (loss) of non-consolidated affiliates	3	1	(1)	—	—	3
Capital expenditures(B)	52	1	1	2	10	66

(in millions)	Truck		Parts	Global Operations	Financial Services(A)	Corporate and Eliminations	Total
Six Months Ended April 30, 2018
External sales and revenues, net	$2,916		$1,165	$161	$78	$7	$4,327
Intersegment sales and revenues	39		4	17	44	(104)	—
Total sales and revenues, net	$2,955		$1,169	$178	$122	$(97)	$4,327
Net income (loss) attributable to NIC	$35		$269	$(6)	$39	$(355)	$(18)
Income tax expense	—		—	—	—	(22)	(22)
Segment profit (loss)	$35		$269	$(6)	$39	$(333)	$4
Depreciation and amortization	$69		$3	$5	$27	$5	$109
Interest expense	—	—	—	—	42	116	158
Equity in income of non-consolidated affiliates	1		1	(2)	—	—	—
Capital expenditures(B)	55		1	1	—	(4)	53
_________________________

(A)
Total sales and revenues in the Financial Services segment include interest revenues of $55 million and $108 million for the three and six months ended April 30, 2019, respectively, and $44 million and $85 million for the three and six months ended April 30, 2018, respectively.

(B)	Exclusive of purchases of equipment leased to others.

(in millions)	Truck	Parts	Global Operations	Financial Services	Corporate and Eliminations	Total
Segment assets, as of:
April 30, 2019	$2,120	$650	$306	$2,930	$1,060	$7,066
October 31, 2018	2,085	636	331	2,648	1,530	7,230
SEC Regulation G Non-GAAP Reconciliation:
The financial measures presented below are unaudited and not in accordance with, or an alternative for, financial measures presented in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP and are reconciled to the most appropriate GAAP number below.
Earnings (loss) Before Interest, Income Taxes, Depreciation, and Amortization (“EBITDA”):
We define EBITDA as our consolidated net income (loss) attributable to Navistar International Corporation, plus manufacturing interest expense, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information to the performance of our business and therefore we use it to supplement our GAAP reporting. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results.

Adjusted EBITDA and Adjusted Net Income (loss) attributable to NIC:
We believe that adjusted EBITDA and adjusted Net Income (loss) attributable to NIC, which excludes certain identified items that we do not consider to be part of our ongoing business, improves the comparability of year to year results, and is representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance.
Manufacturing Cash, Cash Equivalents, and Marketable Securities:
Manufacturing cash, cash equivalents, and marketable securities represent the Company’s consolidated cash, cash equivalents, and marketable securities excluding cash, cash equivalents, and marketable securities of our financial services operations. We include marketable securities with our cash and cash equivalents when assessing our liquidity position as our investments are highly liquid in nature. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of our ability to meet our operating requirements, capital expenditures, equity investments, and financial obligations.
Structural costs consist of Selling, general and administrative expenses and Engineering and product development costs.
EBITDA reconciliation:

	Three Months Ended April 30,		Six Months Ended April 30,
(in millions)	2019	2018	2019	2018
Net income (loss) attributable to NIC	$(48)	$55	$(37)	$(18)
Plus:
Depreciation and amortization expense	49	54	97	109
Manufacturing interest expense(A)	55	58	111	116
Adjusted for:
Income tax benefit (expense)	1	(7)	20	(22)
EBITDA	$55	$174	$151	$229
______________________

(A)
Manufacturing interest expense is the net interest expense primarily generated for borrowings that support the manufacturing and corporate operations, adjusted to eliminate intercompany interest expense with our Financial Services segment. The following table reconciles Manufacturing interest expense to the consolidated interest expense:

	Three Months Ended April 30,		Six Months Ended April 30,
(in millions)	2019	2018	2019	2018
Interest expense	$82	$79	$167	$158
Less: Financial services interest expense	27	21	56	42
Manufacturing interest expense	$55	$58	$111	$116

Adjusted EBITDA Reconciliation:

	Three Months Ended April 30,		Six Months Ended April 30,
(in millions)	2019	2018	2019	2018
EBITDA (reconciled above)	$55	$174	$151	$229
Adjusted for significant items of:
Adjustments to pre-existing warranties(A)	9	6	2	—
Asset impairment charges(B)	1	1	3	3
Restructuring of manufacturing operations(C)	1	1	1	(2)
MaxxForce Advanced EGR engine lawsuits(D)	159	—	159	1
Gain on sales(E)	—	—	(59)	—
Debt refinancing charges(F)	—	—	—	46
Pension settlement(G)	—	—	142	9
Settlement gain(H)	(1)	—	(2)	—
Total adjustments	169	8	246	57
Adjusted EBITDA	$224	$182	$397	$286

Adjusted Net Income (loss) attributable to NIC:

	Three Months Ended April 30,		Six Months Ended April 30,
(in millions)	2019	2018	2019	2018
Net income (loss) attributable to NIC	$(48)	$55	$(37)	$(18)
Adjusted for significant items of:
Adjustments to pre-existing warranties(A)	9	6	2	—
Asset impairment charges(B)	1	1	3	3
Restructuring of manufacturing operations(C)	1	1	1	(2)
MaxxForce Advanced EGR engine lawsuits(D)	159	—	159	1
Gain on sales(E)	—	—	(59)	—
Debt refinancing charges(F)	—	—	—	46
Pension settlement(G)	—	—	142	9
Settlement gain(H)	(1)	—	(2)	—
Total adjustments	169	8	246	57
Tax effect (I)	(16)	4	(47)	4
Adjusted Net income (loss) attributable to NIC	$105	$67	$162	$43
_____________________

(A)
Adjustments to pre-existing warranties reflect changes in our estimate of warranty costs for products sold in prior periods. Such adjustments typically occur when claims experience deviates from historic and expected trends. Our warranty liability is generally affected by component failure rates, repair costs, and the timing of failures. Future events and circumstances related to these factors could materially change our estimates and require adjustments to our liability. In addition, new product launches require a greater use of judgment in developing estimates until historical experience becomes available.

(B)
In the second quarter and first half of 2019, we recorded $1 million and $3 million, respectively, of asset impairment charges relating to certain assets under operating leases in our Truck segment. In the second quarter and first half of 2018, we recorded $1 million and $3 million, respectively, of asset impairment charges related to the sale of our railcar business in Cherokee, Alabama and certain assets under operating leases in our Truck segment.

(C)
In the second quarter and first half of 2019, we recorded a restructuring charge of $1 million in our Truck segment. In the second quarter and first half of 2018, we recorded a charge of $1 million and a benefit of $2 million, respectively, related to adjustments for restructuring in our Truck, Global Operations and Corporate segments.

(D)
In the second quarter and first half of 2019, we recognized a charge of $159 million related to MaxxForce Advanced EGR engine class action settlement and related litigation in our Truck segment. In the first half of 2018, we recognized a charge of $1 million for a jury verdict related to the MaxxForce Advanced EGR engine lawsuits in our Truck segment.

(E)
In the first half of 2019, we recognized a gain of $54 million related to the sale of a majority interest in the Navistar Defense business in our Truck segment, and a gain of $5 million related to the sale of our joint venture in China with JAC in our Global Operations segment.

(F)
In the first half of 2018, we recorded a charge of $46 million for the write off of debt issuance costs and discounts associated with the repurchase of our previously existing 8.25% Senior Notes and the refinancing of our previously existing Term Loan in Corporate.

(G)
In the first half of 2019 and 2018, we purchased group annuity contracts for certain retired pension plan participants resulting in plan remeasurements. As a result, we recorded pension settlement accounting charges of $142 million and $9 million, respectively, in Other expense, net in Corporate.

(H)
In the second quarter and first half of 2019, we recorded interest income of $1 million and $2 million, respectively, in Other expense, net derived from the prior year settlement of a business economic loss claim relating to our former Alabama engine manufacturing facility in Corporate.

(I)	Tax effect is calculated by excluding the impact of the non-GAAP adjustments from the interim period tax provision calculations.

Manufacturing segment cash, cash equivalents, and marketable securities reconciliation:

	As of April 30, 2019
(in millions)	Manufacturing Operations	Financial Services Operations	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$927	$50	$977
Marketable securities	23	—	23
Total cash, cash equivalents, and marketable securities	$950	$50	$1,000